UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 8, 2013

Spirit Realty Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51963	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 606-0820

Cole Credit Property Trust II, Inc.

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being furnished by Spirit Realty Capital, Inc. (f/k/a Cole Credit Property Trust II, Inc.), a Maryland corporation (the “Company”), in connection with the announcement of the second quarter pre-merger operating results of Spirit Realty Capital, Inc. (“Predecessor Spirit”), a Maryland corporation and the provision of pro forma financial information for the post-merger Combined Company (as defined below) in connection with the consummation on July 17, 2013, of the merger by and among the Company, Predecessor Spirit, Cole Operating Partnership II, LP, a Delaware limited partnership, and Spirit Realty, L.P., a Delaware limited partnership (collectively the “Combined Company”).

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 8, 2013, Spirit Realty Capital, Inc. (f/k/a Cole Credit Property Trust II, Inc.), issued a press release setting forth the financial results of Predecessor Spirit for the quarter ended June 30, 2013 and the pro forma financial information of the Combined Company in connection with the July 17, 2013 completion of the Merger between the Company and Predecessor Spirit. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference.

The information in this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, whether before or after the date hereof, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Press release, dated August 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael A. Bender
Michael A. Bender Chief Financial Officer, Senior Vice President, Assistant Secretary and Treasurer

Date: August 9, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated August 8, 2013